MIDLAND LOAN SERVICES

March 24, 2003

Ms. Cynthia Reis Via UPS

LaSalle Bank National Association (312) 904 7830

ABS Trust Services Group

135 South LaSalle Street, Suite 1625

Chicago, IL

USA 60603 0000

Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass

Through Certificates, Series 2002 CP3

Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub servicing agreement in all material respects; and (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

Charles J. Sipple 3 24 03

Charles J. Sipple Date

Executive Vice President

cc:

Mr. Stephen Baines

Clarion Capital LLC

335 Madison Avenue

New York, NY 10017

A Member of the PNC Financial Services Group

10851 Mastin P.O. Box 25965 Shawnee Mission Kansas 66225 5965

www.midlands.com 913 253 900T 913 253 9001 F

Mr. Robert A. Barnes

Column Financial Inc.

3414 Peachtree Road, N.E.

Suite 1140, Suite 1140

Atlanta, GA 30326 1113

Ms. Pamela McCormack, Esq.

Credit Suisse First Boston Mortgage Securities Corporation

Compliance Department

11 Madison Avenue

New York, NY 10010 0000

Mr. Edmund Taylor

Credit Suisse First Boston Mortgage Securities Corporation

11 Madison Avenue

New York, NY 10010 0000

Attn: CMBS Surveillance

Fitch, Inc.

One State Street Plaza, 31st Floor

New York, NY 10004 0000

Attn: Commercial Mortgage Surveillance

Moody's Investor Services, Inc.

99 Church Street, 4th Floor

New York, NY 10007 0000